Exhibit 99.1


[STRATEGIC HOTEL CAPITAL LOGO]


     COMPANY CONTACT:                AT FINANCIAL RELATIONS BOARD:
     ----------------                -----------------------------
     James Mead                      Georganne Palffy          Tim Grace
     Chief Financial Officer         General Information       Media Inquiries
     (312) 658-5740                  (312) 640-6768            (312) 640-6667

     FOR IMMEDIATE RELEASE
     THURSDAY, SEPTEMBER 1, 2005


               STRATEGIC HOTEL CAPITAL, INC. CLOSES ACQUISITION OF
                              THE FAIRMONT CHICAGO


     Chicago, IL - September 1, 2005 - Strategic Hotel Capital, Inc. (NYSE: SLH) announced today that the company has closed on the Fairmont Chicago for a purchase price of $154.7 million. The acquisition was funded with the proceeds from a previously closed equity offering.



     About the Company

     Strategic Hotel Capital, Inc., is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 18 properties with an aggregate of 8,332 rooms. For further information, please visit the company's website at www.shci.com.